UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2007

MOLECULAR DEVICES CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-27316	94-2914362
(Commission File Number)	(IRS Employer Identification No.)
1311 Orleans Drive
Sunnyvale, CA 94089
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 747-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.03. Material Modification to Rights of Security Holders.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 4.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
On January 28, 2007, Molecular Devices Corporation (“Molecular Devices”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), by and among MDS Inc., a company organized under the laws of Canada (“MDS”), Monument Acquisition Corp., a Delaware corporation, and an indirect wholly-owned subsidiary of MDS and direct wholly owned subsidiary of MDS (US) Inc., a Delaware corporation (“Purchaser”), and Molecular Devices. Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001 per share, of Molecular Devices at a price of $35.50 per share, net to the holder thereof in cash (the “Offer Price”). Pursuant to the Merger Agreement, as soon as practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into Molecular Devices (the “Merger”) and Molecular Devices will become an indirect wholly-owned subsidiary of MDS. In the Merger, the shares of Molecular Devices common stock remaining outstanding following the consummation of the Offer, other than shares held by MDS or Purchaser or by stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive the Offer Price.
The obligation of Purchaser to accept for payment and pay for the shares tendered in the Offer is subject to the satisfaction or waiver of a number of closing conditions set forth in the Merger Agreement, including among others, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. In addition, it is also a condition to Purchaser’s obligation to accept for payment and pay for the shares tendered in the Offer that at least a majority of the then-outstanding shares of Molecular Devices common stock (determined on a fully diluted basis including any unvested stock options that would vest by their terms on or before June 30, 2007, but disregarding any other unvested stock options) shall have been validly tendered in accordance with the terms of the Offer and not validly withdrawn (the “Minimum Condition”). The Minimum Condition may not be waived by Purchaser without the prior written consent of Molecular Devices.
The closing of the Merger is subject to customary closing conditions, and, depending on the number of shares held by MDS and Purchaser after Purchaser’s acceptance of the shares properly tendered in connection with the Offer, approval of the Merger by the holders of the outstanding shares of Molecular Devices common stock remaining after the completion of the Offer may be required.
Molecular Devices has agreed to operate its business in the ordinary course until the Merger is consummated. Molecular Devices has also agreed not to solicit or engage in discussions with third parties regarding other proposals to acquire Molecular Devices, subject to specified exceptions. The Merger Agreement also includes termination provisions for both Molecular Devices and MDS. In connection with the termination of the Merger Agreement under specified circumstances involving competing transactions or a change in the board’s recommendation of the transaction to Molecular Devices’ stockholders, Molecular Devices may be required to pay MDS a termination fee of $23.0 million, and if the Minimum Condition is not met, Molecular Devices may be required to reimburse MDS transaction expenses up to $3.5 million, each subject to specified limitations.
A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.
The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Molecular Devices. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement

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made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedule that Molecular Devices delivered in connection with signing the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Molecular Devices’ public disclosures.
A copy of the press release issued by Molecular Devices on January 29, 2007 concerning the foregoing is filed herewith as Exhibit 99.1.
Additional Information About the Proposed Transaction and Where To Find It
The tender offer for the outstanding common stock of Molecular Devices referred to in this report has not yet commenced. This report is neither an offer to purchase nor a solicitation of an offer to sell shares of Molecular Devices. Stockholders of Molecular Devices are urged to read the relevant tender offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding tendering their shares. At the time the offer is commenced, MDS will file tender offer materials with the U.S. Securities and Exchange Commission, and Molecular Devices will file a Solicitation/Recommendation Statement with respect to the offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of Molecular Devices at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the U.S. Securities and Exchange Commission’s website at http://www.sec.gov/. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from (i) MDS by mailing requests for such materials to: MDS Inc., 2700 Matheson Blvd. East, Suite 300, West Tower, Mississauga, Ontario L4W 4V9, Attention: Corporate Secretary and (ii) Molecular Devices by mailing requests for such materials to: Investor Relations, Molecular Devices Corporation, 1311 Orleans Drive, Sunnyvale, California 94089 .
Item 3.03. Material Modification to Rights of Security Holders.
On January 28, 2007, Molecular Devices entered into an Amendment No. 1 to Rights Agreement, by and between Computershare Trust Company, N.A. (successor-in-interest to EquiServe Trust Company, N.A.) (the “Rights Agent”) and Molecular Devices (the “Amendment”). The Amendment amends the terms of that certain Rights Agreement, dated as of October 25, 2001, by and between Molecular Devices and the Rights Agent (the “Rights Agreement”). The Amendment was entered into in order to prevent the Merger Agreement, the Offer, the Merger or the consummation of any other transaction contemplated by the Merger Agreement from triggering the distribution and/or exercise of the Rights (as defined in the Rights Agreement). The Amendment provides that, among other things, (i) no Distribution Date (as defined in the Rights Agreement) or Shares Acquisition Date (as defined in the Rights Agreement) will occur as a result of, among other things, the approval, execution and delivery of the Merger Agreement or the consummation of the transactions contemplated thereby, including the acceptance for payment or purchase of Molecular Devices common stock by Purchaser pursuant to the Offer; (ii) no Person (as defined in the Rights Agreement) will be or become an Acquiring Person (as defined in the Rights Agreement) as a result of, among other things, the approval, execution and delivery of the Merger

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Agreement or the consummation of the transactions contemplated thereby, including the acceptance for payment or purchase of Molecular Devices common stock by Purchaser pursuant to the Offer; and (iii) the Rights will expire immediately prior to the Effective Time (as defined in the Merger Agreement).
A copy of the Amendment is attached as Exhibit 4.1 to this report and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Number	Description
2.1	Agreement and Plan of Merger, dated as of January 28, 2007, by and among MDS Inc., a company organized under the laws of Canada, Monument Acquisition Corp., a Delaware corporation, and an indirect wholly-owned subsidiary of MDS and direct wholly owned subsidiary of MDS (US) Inc., a Delaware corporation, and Molecular Devices Corporation.
4.1	Amendment No. 1 to Rights Agreement, dated as of January 28, 2007, by and between Computershare Trust Company, N.A. (successor-in-interest to EquiServe Trust Company, N.A.) and Molecular Devices Corporation.
99.1	Press Release entitled, MDS Offers to Acquire Molecular Devices for US$615 Million in Major Expansion of MDS Sciex Business, dated January 29, 2007.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Molecular Devices Corporation
Dated: January 29, 2007	By:	/s/ Timothy A. Harkness
Timothy A. Harkness
Chief Financial Officer and Senior Vice President Finance and Operations

EXHIBIT INDEX

Number	Description
2.1	Agreement and Plan of Merger, dated as of January 28, 2007, by and among MDS Inc., a company organized under the laws of Canada, Monument Acquisition Corp., a Delaware corporation, and an indirect wholly-owned subsidiary of MDS and direct wholly owned subsidiary of MDS (US) Inc., a Delaware corporation, and Molecular Devices Corporation.
4.1	Amendment No. 1 to Rights Agreement, dated as of January 28, 2007, by and between Computershare Trust Company, N.A. (successor-in-interest to EquiServe Trust Company, N.A.) and Molecular Devices Corporation.
99.1	Press Release entitled, MDS Offers to Acquire Molecular Devices for US$615 Million in Major Expansion of MDS Sciex Business, dated January 29, 2007.